Exhibit 10.1

MEMORANDUM OF INTENT

THIS MEMORANDUM OF INTENT (this “MOI”) is entered into as of the 12th day of September, 2007 by and among I-FLOW CORPORATION, a Delaware corporation (the “Seller”), INFUSYSTEM, INC., a California corporation (the “Company”), HAPC, INC., a Delaware corporation (the “Buyer”), and ICELAND ACQUISITION SUBSIDIARY, INC., a Delaware corporation (the “Acquisition Sub”).

1. Background. The parties to this MOI previously entered into that certain Stock Purchase Agreement, dated as of September 29, 2006, and as thereafter amended (the “Agreement”). Capitalized terms in this MOI that are not otherwise defined are intended to have the same meanings given them in the Agreement.

2. Proposed Further Amendment. The parties currently intend to enter into a further amendment to the Agreement (the “Price Amendment”). The Price Amendment is contemplated to amend the Agreement as follows:

(a) The Purchase Price shall be reduced to:

(i) One Hundred Million Dollars ($100,000,000) (the “Base Amount”), which will be adjusted subsequent to the Closing pursuant to the provisions of Section 2.5 of the Agreement relating to a Surplus Amount or Deficit Amount, as relevant; plus

(ii) the contingent right of the Seller to receive an additional amount of up to Twelve Million Dollars ($12,000,000) (the “Earn-Out”).

(b) The Base Amount will be payable at the Closing in a combination of cash and a Promissory Note. The cash amount will equal Eighty-Five Million Dollars ($85,000,000) less the dollar amount (which amount may be zero) actually returned to the shareholders of the Buyer voting against the Acquisition and requesting a return of their investment in accordance with the terms of such investment (the “HAPC Shareholder Return Amount”). The principal amount of the Promissory Note will equal Fifteen Million Dollars ($15,000,000) plus the HAPC Shareholder Return Amount.

(c) The Earn-Out will provide that the Buyer will make an additional cash payment (the “Additional Payment”) to the Seller of up to Twelve Million Dollars ($12,000,000) based on the audited consolidated net revenues of the Buyer for its fiscal year ended December 31, 2010 (“FY 2010”). Specifically, the amount of the Additional Payment shall be calculated as follows:

Buyer’s FY 2010 Consolidated Net Revenues	Additional Payment
Less than the “First Revenue Target” (as defined below)	$0

Greater than or equal to First Revenue Target but less than “Second Revenue Target” (as defined below)	$3 million plus the “Incremental Amount” (as defined below)

Greater than or equal to Second Revenue Target	$12 million

The “First Revenue Target” shall be equal to the Company’s 2007 actual net revenues (excluding all revenues related to the Seller’s ON-Q product line) for the entire calendar year 2007, multiplied by 2.744 (representing a 40% compound average growth rate).

The “Second Revenue Target” shall be equal to the Company’s 2007 actual net revenues (excluding all revenues related to the Seller’s ON-Q product line) for the entire calendar year 2007, multiplied by 3.375 (representing a 50% compound average growth rate).

The “Incremental Amount” shall equal $9 million multiplied by the ratio of (a) the Buyer’s actual FY 2010 audited consolidated net revenues minus the First Revenue Target, divided by (b) the Second Revenue Target minus the First Revenue Target.

3. Intention of Parties. It is expressly understood that this MOI constitutes an expression of intention and is not binding upon, nor does it create any legal obligation of, any of the parties to this MOI or their respective affiliates in any manner whatsoever. This MOI’s exclusive purpose is to reflect the parties’ current intentions respecting certain matters to be addressed in connection with their contemplated discussions and negotiations. The matters discussed in this MOI are further subject to approvals by the Boards of Directors of all parties and execution and delivery of mutually satisfactory definitive documentation. As a result, it is the express intention of the parties that the Agreement remains in full force and effect and shall not in any manner be deemed amended unless and until the Price Amendment is executed and delivered by all of the parties to this MOI. The Buyer shall reimburse to the Seller, at the earlier of the Closing or October 31, 2007, all out-of-pocket expenses incurred by the Seller associated with the Price Amendment. This MOI may be executed in two or more counterparts, all of which shall be considered one and the same instrument, and may be executed by electronic or facsimile signature, and an electronic or facsimile signature shall constitute an original for all purposes.

HAPC, INC.		I-FLOW CORPORATION

By:	/s/ John Voris	By:	/s/ Donald M. Earhart
	Name: John Voris		Name: Donald M. Earhart
	Title: Chief Executive Officer		Title: Chief Executive Officer and President

ICELAND ACQUISITION SUBSIDIARY, INC.		INFUSYSTEM, INC.

By:	/s/ John Voris	By:	/s/ James R. Talevich
	Name: John Voris		Name: James R. Talevich
	Title: Chief Executive Officer		Title: Chief Financial Officer and Secretary

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